SUB-ADVISORY AGREEMENT

                              THE AAL MUTUAL FUNDS
                         SUB-ADVISORY AGREEMENT FOR THE
                            AAL HIGH YIELD BOND FUND
                                      WITH
                      PACIFIC INVESTMENT MANAGEMENT COMPANY


     AGREEMENT made this 12th day of June,  2000, by and among THE AAL
MUTUAL FUNDS (the "Fund"), a Massachusetts business trust, AAL CAPITAL MANAGEMENT CORPORATION (the "Adviser"), a Delaware corporation and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (the "Sub-Adviser"), a Delaware limited liability company.

                                   WITNESSETH:

     In consideration of the mutual promises and agreements herein contained and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, it is hereby agreed by and among the parties hereto as follows:

1.   In General.

     The Sub-Adviser agrees, as more fully set forth herein, to act as Sub-Adviser to the Fund with respect to the investment and reinvestment of the assets of the Fund's series of shares described as The AAL High Yield Bond Fund. It is understood that the Fund has designated, and there presently exist, several other series of the Fund's shares, and that the Fund may create one or more additional series from time to time in the future. This Agreement may be amended by the mutual written agreement of the parties to include any such additional series under the terms of this Agreement.

2. Duties and Obligations of the Sub-Adviser with Respect to Investment of Assets of the High Yield Bond Fund.

          (a) Subject to the succeeding provisions of this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Trustees ("Trustees") of the Fund, the Sub-Adviser, as agent and attorney-in-fact with respect to the Fund, is authorized, in its discretion and with prior consultation with the Fund, on behalf of each series covered from time to time by this Agreement, to:

          (i) Buy, sell, exchange, convert, lend and otherwise trade in any stocks, bonds, currencies, and any other securities or assets;

          (ii) Place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select; including brokers and dealers that may be affiliates of the Sub-Adviser;

          (iii)Enter into and execute agreements on behalf of the Fund, relating to the acquisition or disposition of investment assets and the execution of portfolio transactions. Nothing contained herein, however, shall be deemed to authorize the Sub-Adviser to take or receive physical possession of any cash or securities held for the Fund, it being intended that sole responsibility for safekeeping thereof and the consummation of all such purchases, sales, deliveries, and investments made pursuant to the Sub-Adviser's direction shall rest upon the Fund's Custodian; and

          (iv) Provide the Adviser and the Trustees with such reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under the Investment Advisory Agreement with the Fund and those of AAL Capital Management Corporation under the Distribution Agreement with the Fund.

          Written procedures with respect to (i), (ii) and (iii) above may be set forth as agreed to among the Fund, the Adviser and Sub-Adviser.

          (b) Any investment purchases or sales made by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder;
     (2)  any  other  applicable   provisions  of  law;  (3)  any  policies  and
     determinations of the Board of Trustees of the Fund; and (4) the fundamental policies of the Fund, as reflected in its Registration
     Statement under the Act, or as amended by the shareholders of the Fund; provided that copies of the items referred to in clauses (3) and (4) shall have been furnished to the Sub-Adviser.

          (c) The Sub-Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties ("disabling conduct") hereunder on the part of the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36 (b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund shall indemnify the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) against any liability arising from the Sub-Adviser's gross negligent conduct under this Agreement to the extent permitted by the Articles of Incorporation and applicable law.

          (d) Nothing in this Agreement shall prevent the Sub-Adviser or any "affiliated person" (as defined in the Act) of the Sub-Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933 except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

          (e) In connection with its duties to arrange for the purchase and sale of the securities and other assets of each series covered from time to time by this Agreement, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Fund and the Adviser, provided that a copy of any such agreement shall have been provided to the Sub-Adviser. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Fund such information relating to portfolio transactions as they may reasonably request.

          (f) The Sub-Adviser may place orders both as to sales and purchases of assets directly through any broker or dealer it chooses. Brokers or dealers may be selected who provide brokerage and/or research services to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Brokers or dealers who execute portfolio transactions on behalf of the Fund may receive commissions which are in excess of the amount of commissions which other brokers or dealers would have charged for effecting such transactions. In order to cause the Fund to pay such higher commissions, the Sub-Adviser must determine in good faith that such commissions are reasonable in relation to the value of the brokerage and/or research services provided by such executing brokers or dealers viewed in terms of a particular transaction or the Sub-Adviser's overall responsibilities to the Fund or its other discretionary client accounts. The Sub-Adviser shall not be liable for any act or omission of any securities brokerage firm or firms designated by the Adviser or chosen with reasonable care.

          (g) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

          The Sub-Adviser may purchase or sell for the Fund, pursuant to the Fund's Rule I0f-3 Procedures, any security (including securities of the same class as those underwritten or other securities of the same or related issuer) for which any affiliate of the Sub-Adviser acts as (1) an underwriter (either as lead underwriter or syndicate member), both during the pendency of any underwriting or selling syndicate and thereafter, or
     (2) a market maker, provided that such security is purchased from a non-affiliated party.

3.   Allocation of Expenses.

         During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. The Sub-Adviser agrees that it will furnish the Fund, at the Sub-Adviser's expense, with all office space, facilities, equipment, and clerical personnel necessary for carrying out its duties under this Agreement.

4.   Certain Records.

          Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act that are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund or Adviser on request.

5.   Reference to the Sub-Adviser.

          Neither the Fund, the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

6.   Compensation of the Sub-Adviser.

          The Adviser agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee, payable quarterly in arrears and computed on the average daily net asset value of The AAL High Yield Bond Fund at rates shown on Exhibit A attached hereto.

7.   Duration and Termination.

          (a) This Agreement shall go into effect for The AAL High Yield Bond Fund on July 1, 2000, or as soon thereafter as it is approved by shareholders of that Fund, and shall, unless terminated as hereinafter provided, continue in effect thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Trustees, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund, with respect to the High Yield Bond Fund, and, in either case, a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving the Fund and the Adviser sixty (60) days' written notice (which notice may be waived by the Fund and Adviser) and may be terminated by the Fund or the Adviser at any time without penalty upon giving the Sub-Adviser sixty (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Trustees in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund, with respect to The AAL High Yield Bond Fund, or with respect to any other series of the Fund covered by this Agreement, by the vote of a majority of the outstanding shares of such series. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also terminate in the event that the Investment Advisory Agreement is terminated. Furthermore, the Fund and the Adviser understand and agree that Pacific Investment Management Company LLC was indirectly acquired by Allianz AG on May 5, 2000.

8.   Agreement Binding Only On Fund Property.

          The Sub-Adviser understands that the obligations of this Agreement are not binding upon any shareholder of any series of the Fund personally, but bind only the property of the Fund allocated to the particular series; the Sub-Adviser represents that it has notice of the provisions of the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

9.   Action By An Individual Series.

          The provisions of this Agreement and any amendments hereto with respect to The AAL High Yield Bond Fund or any other series of the Fund covered hereby may be approved by the shareholders of such series and become effective with respect to the assets of such series without the necessity of approval thereof by shareholders of any other series. The Adviser represents that the holders of a majority (as defined in the "Act") of The AAL High Yield Bond Fund will vote on approval of the entry into this Agreement on behalf of said series.

10.  Notices.

          The  Sub-Adviser   agrees  to  promptly  notify  the  Adviser  of  the
     occurrence of any of the following events:

          (a) Any change in any of the Sub-Adviser's portfolio managers;

          (b) The Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

          (c) The Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity, before any court, public board or body, involving the affairs of the Fund or another series of the Fund covered by this Agreement, or

          (d) Any change in ownership or control, or partnership structure of the Sub-Adviser.

     11.  Manner of Notice.

          Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission, or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed served seven days after mailing and in the case of telex, facsimile or other electronic transmission, twelve hours after confirmed receipt thereof. Addresses for notice may be changed by written notice to the other party.

                  The Adviser:     Robert G. Same, President
                                   AAL Capital Management Corporation
                                   222 West College Avenue
                                   Appleton, WI 54919-0007
                                   Fax: (920)730-3783

                  The Fund:        Robert G. Same, President
                                   The AAL Mutual Funds
                                   222 West College Avenue
                                   Appleton, WI 54919-0001
                                   Fax: (920) 734-5721

                  The Sub-Adviser: Craig Dawson
                                   Pacific Investment Management Company
                                   800 Newport Center Drive
                                   Suite 300
                                   Newport Beach, CA 92660
                                   Fax: (949) 720-1376
                                   cc: Chief Administrative Officer

         No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties.

         The Adviser and the Fund acknowledges receipt of the Sub-Adviser's Part II, Form ADV at least 48 hours in advance of signing this Agreement.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         The Adviser represents to the Sub-Adviser that the Adviser has all necessary power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby, and such execution, delivery and performance will not violate and applicable law, rule, regulation, governing document, contract or other material agreement binding upon the Adviser

         The Sub-Adviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Fund whose names, titles and specimen signatures appear in Exhibit B attached hereto. The Adviser may amend such Exhibit B from time to time by written notice to the Sub-adviser. The Sub-Adviser shall continue to rely upon these instructions until notified by the Adviser to the contrary.

         This Agreement shall be governed by the laws of the State of Wisconsin.

         This Agreement shall be executed in two counterparts, each of which shall be considered to be an original.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

                                     THE AAL MUTUAL FUNDS

                                     /s/Robert G. Same
                                     -----------------------------------
                                     Robert G. Same, President


                                     AAL CAPITAL MANAGEMENT CORPORATION

                                     /s/Robert G. Same
                                     ------------------------------------
                                     Robert G. Same, President


                                     PACIFIC INVESTMENT MANAGEMENT COMPANY

                                     /s/William R. Benz II
                                     -------------------------------------
                                     William R. Benz II, Managing Director






  EXHIBIT A TO THE AAL MUTUAL FUNDS SUB-ADVISORY AGREEMENT (Dated June 12)

     1.   The AAL High Yield Bond Fund

     The management fee for The AAL High Yield Bond Fund, payable to the Sub-Adviser by the Adviser, calculated in accordance with paragraph 6 of The AAL Mutual Funds Sub-Advisory Agreement, shall be at the annual rate of: 25 basis points.

 EXHIBIT B TO THE AAL MUTUAL FUNDS SUB-ADVISORY AGREEMENT (Dated June 12)

         The Adviser authorizes the following person to convey instructions, approvals and notices to the Sub-Adviser on behalf of the Adviser:


Robert G. Same, President                    /s/Robert G. Same
                                             ----------------------------------

James H. Abitz, Sr. Vice President           /s/James H. Abitz
                                             ----------------------------------

Reginald L. Pfeifer, AAL Fixed Income        /s/Reginald L. Pfeifer
                                             ----------------------------------

Frederick D. Kelsven, Secretary              /s/Frederick D. Kelsven
                                             ----------------------------------

Charles D. Gariboldi, Treasurer              /s/Charles D. Gariboldi
                                             ----------------------------------